UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah
84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 676-9695

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Security Agreement and Disbursement Agreement

On May 17, 2022 (the “Closing Date”), Clene Nanomedicine, Inc. (“Clene”), a wholly owned subsidiary of Clene Inc. (along with its subsidiaries, the “Company”), entered into a security agreement (the “Security Agreement”) and disbursement agreement (the “Disbursement Agreement”) with the Department of Housing and Community Development, a principal department of the State of Maryland (the “DHCD”). The Security Agreement provides for a loan in the principal amount of $3.0 million (the “Loan”) for the purchase of certain personal property (the “Assets”) related to the production of pharmaceutical drugs. Pursuant to the Disbursement Agreement, Clene is required to submit disbursement requests to purchase Assets within two years of the Closing Date. Any undisbursed principal by the Completion Date shall reduce the amount of the Loan.

Pursuant to the Security Agreement, DHCD is granted a continuing security interest in the Assets as collateral for the Loan. Under a priority of liens agreement dated May 17, 2022 by and between DHCD and Avenue Venture Opportunities Fund, L.P. (“Avenue”), an existing secured creditor of the Company, DHCD’s continuing security interest in the Assets shall be a first priority lien.

Promissory Note

Pursuant to a promissory note to the Security Agreement dated May 17, 2022 (the “Promissory Note”), the Company agreed to repay the Loan plus interest at an annual interest rate of 6.0%. The Loan matures sixty months from the first day of the second full month following the Closing Date (the “Maturity Date”). The first twelve payments for the Loan, commencing on the first day of the second full month following the Closing Date, shall be deferred. Immediately thereafter, there shall be eighteen consecutive monthly installments of interest-only; following by thirty consecutive monthly installments of principal and interest, based on an amortization of ten years, in the amount of $15,000; with a balloon payment of all accrued and unpaid interest and principal on the Maturity Date.

DHCD has other relationships with the Company, including a loan agreement that provides for a term loan of $0.5 million.

The foregoing descriptions of the Security Agreement, Disbursement Agreement, and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Security Agreement, Disbursement Agreement, and Promissory Note, which are filed herewith as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On May 19, 2022, the Company issued a press release announcing the receipt of the Loan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933 (the “Securities Act”), as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Security Agreement, dated May 17, 2022, by Clene Nanomedicine, Inc. in favor of the Department of Housing of Community Development, a principal department of the State of Maryland.
10.2*	Disbursement Agreement, dated May 17, 2022, by and between Clene Nanomedicine, Inc. and the Department of Housing of Community Development, a principal department of the State of Maryland.
10.3	Promissory Note, dated May 17, 2022, by Clene Nanomedicine, Inc. to the Department of Housing of Community Development, a principal department of the State of Maryland.
99.1	Press Release, dated May 19, 2022, announcing Clene’s receipt of a $3.0 million loan from State of Maryland to support development of commercial manufacturing facility.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: May 19, 2022	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer